UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2015

ARKANOVA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51612	68-0542002
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

305 Camp Craft Road, Suite 525 Austin, TX 78746
(Address of principal executive offices and Zip Code)

(512) 222-0975
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2015, we re-priced the exercise price of 4,650,000 stock options granted to directors, officers, employees and consultants from $0.10 to $0.05 as noted below:

Name	Position	Date of Grant	Number of Options	Previous Exercise Price	Expiry Date
Reginald Denny	Director & Officer	November 19, 2008	100,000	$0.10	September 30, 2018
Reginald Denny	Director & Officer	October 14, 2009	350,000	$0.10	December 31, 2018
Pierre Mulacek	Director & Officer	October 14, 2009	600,000	$0.10	December 31, 2018
Erich Hofer	Director	October 14, 2009	300,000	$0.10	December 31, 2018
Tommy Overstreet	Employee	August 1, 2010	100,000	$0.10	December 31, 2018
Pierre Mulacek	Director & Officer	October 8, 2010	650,000	$0.10	December 31, 2018
Reginald Denny	Director & Officer	October 8, 2010	550,000	$0.10	December 31, 2018
Erich Hofer	Director	October 8, 2010	300,000	$0.10	December 31, 2018
Pierre Mulacek	Director & Officer	March 1, 2014	300,000	$0.10	March 1, 2019
Reginald Denny	Director & Officer	March 1, 2014	300,000	$0.10	March 1, 2019
Erich Hofer	Director	March 1, 2014	300,000	$0.10	March 1, 2019
Tommy Overstreet	Employee	March 1, 2014	300,000	$0.10	March 1, 2019
Jay Waterman	Consultant	March 1, 2014	400,000	$0.10	March 1, 2019
Daniel Murray	Employee	November 1, 2014	100,000	$0.10	November 1, 2019
		Total	4,650,000

Pierre Mulacek, Reginald Denny and Erich Hofer each abstained from approving the price reduction with respect to their own respective options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

/s/ Reginald Denny
Reginald Denny
CFO and Director

Date: February 25, 2015